UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31st Ave, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 370-2352

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, the Board of Directors (the “Board”) of Planet Green Holdings Corp., a Nevada corporation (the “Company”), received a resignation letter from Ms. Lili Hu, the Chief Financial Officer of the Company and a member of the Board, notifying the Company of her decision to resign from such positions effective immediately. Ms. Hu’s resignation was for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 28, 2026, the Board appointed Ms. Wei Li as the Chief Financial Officer of the Company and as a member of the Board, effective immediately.

Ms. Li, age 34, has over 10 years of experience in financial management, accounting and auditing. From September 2025 to May 2026, she served as an audit manager at Wuhan Pingdaochuan CPA, where she was responsible for auditing of financial statements, internal control review and due diligence projects. From August 2019 to September 2025, Ms. Li served as Chief Financial Officer of Jiayi Technology (Xianning) Co., Ltd., a former subsidiary of the Company, where she led the establishment of financial reporting and internal control systems in preparation for capital markets activities, managed audit and due diligence processes, and oversaw cost control, tax planning and financial analysis. From June 2015 to August 2019, Ms. Li served as a cost accountant and later finance manager at Hubei Ninggang Aluminum Processing Co., Ltd., where she was responsible for cost accounting, financial reporting and tax compliance. Ms. Li holds the qualification of Intermediate Accountant in the People’s Republic of China. Ms. Li received her bachelor's degree in finance from Hubei Technology College in June 2015.

There are no arrangements or understandings between Ms. Li and any other persons pursuant to which she was appointed as Chief Financial Officer or as a director. There are no family relationships between Ms. Li and any director or executive officer of the Company. Ms. Li has not been involved in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Li will receive compensation consistent with the Company’s compensation practices for similarly situated executive officers. Any material compensatory arrangements will be disclosed once finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 28, 2026	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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